As filed with the Securities and Exchange Commission on December 15, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTA CAPITAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Cumberland House
1 Victoria Street
Hamilton HM 11
Bermuda
(441) 294-6350
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Agent for Service:
CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
(212) 894-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Amar Budarapu
W. Crews Lott
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
(214) 978-3000

John J. Sabl
Anthony J. Ribaudo
Sidley Austin Brown & Wood LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 333-130115

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common shares, par value $0.01 per share	$10,400,000	$1,112.80

(1)	Such indeterminate number of common shares of Quanta Capital Holdings Ltd., or the Company, as may from time to time be issued at indeterminate prices, in U.S. Dollars.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of common shares which may be issued by us. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (Registration Number 333-130115), as amended, declared effective on December 14, 2005, including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of December, 2005.

QUANTA CAPITAL HOLDINGS LTD.
By:	/s/ Robert Lippincott III
Robert Lippincott III Interim Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chairman of the Board	December 14, 2005

James J. Ritchie

/s/ Robert Lippincott III	Interim Chief Executive Officer and President and Director	December 14, 2005

Robert Lippincott III

/s/ *	Deputy Chairman of the Board	December 14, 2005

Michael J. Murphy

/s/ *	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2005

Jonathan J.R. Dodd

/s/ *	Director	December 14, 2005

Nigel W. Morris

/s/ *	Director	December 14, 2005

W. Russell Ramsey

Director

Wallace L. Timmeny

/s/ Robert Lippincott III	Authorized Representative in the United States	December 14, 2005

Robert Lippincott III

*By: /s/ Robert Lippincott III
Robert Lippincott III,
Attorney-in-fact

II-1

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Legal Opinion of Conyers, Dill & Pearman.
23.1	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP with respect to Quanta Capital Holdings Ltd.
23.3	Consent of PricewaterhouseCoopers LLP with respect to Environmental Strategies Consulting LLC.